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                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ] Preliminary Proxy Statement
                                              [ ] Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12


                               NETSOL INTERNATIONAL, INC.
                      (Name of Registrant as Specified in Charter)

                         NETSOL SHAREHOLDERS GROUP, LLC
        (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                      -1-

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(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:


                                      -2-

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COMPANIES IN PLAY
May 22, 2001


NETSOL INTERNATIONAL, INC.
--------------------------
(NASDAQ: NTWK)


NETSOL SHAREHOLDERS GROUP, LLC INTENSIFIES EFFORTS TO GAIN CONTROL OF BOARD OF DIRECTORS OF NETSOL INTERNATIONAL, INC. (NASDAQ: NTWK)

600,000 SHARE DECLARED SHORT POSITION TARGET OF POTENTIAL SHORT SQUEEZE

Previous Close: $ 4.40*
52 week high/low $49/$.62*
Total Shares Outstanding: 11.7M*
Earnings Per Share (EPS): $-0.53 (Latest Four Quarters)*
Market Cap: $53,145,320*
Beta: 0.95 (S&P 500 used in calculation of Beta)*
* as of 05.22.01

Hey folks, this company must be in play. here's a stock that went from $75 to
 .75 in one year. but see here, this stock has clearly been under accumulation since the middle of march and has rebound from .75 to $4.75.

WHO'S ACCUMULATING THIS STOCK AND WHY?

(CLUE)
A group of shareholders, NetSol Shareholders Group, LLC, has filed a preliminary proxy statement and Schedule 13D amendment with the Securities and Exchange Commission describing an intended course of action to gain control of the company from current management. In both their original proxy statement filed April 24 and an amended statement filed May 17, the Group states that they feel the investment community lacks confidence in the Company and its management and that they believe there is huge loss of opportunity under current management causing the Company to lose its credibility within the investment community. This group of shareholders is not satisfied with the existing management or Board of the Company. The Group believes that the Company has not maximized the value of its most significant assets and has not adequately pursued market opportunities.

In a recent press release (Dow Jones Business News 05/03/01), the management team of NetSol International, Inc. (NTWK) replied, saying that its board of directors intends to vigorously resist the shareholders proposal to elect new directors, stating, "Those candidates on the proposed slate do not have the skills required to execute the NetSol business plan." If this is true, why is Cary Burch, the CIO of The First American Corporation (NYSE: FAF) and a current director of NetSol International, Inc., listed on the proposed new board? You have to ask yourself, why would Mr. Burch, with over eighteen years of leadership, business management and information technology experience, associate himself with this group if he did not believe it is in the best interest of all of the Stockholders to elect a slate of new Directors?

In that same press release, NetSol International stated that "the four shareholders seeking to replace the board are led by Blue Water Master Fund, a Netherlands, Antilles-

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based hedge fund, and are believed to hold about 25% of NetSol's outstanding common stock." NetSol reported about 11.3 million outstanding shares as of Feb.
26. If the Group did not believe they have a majority, why would they continue to pursue this issue with such intensity? One would have to believe that substantially more shares are prepared to vote to give the Shareholders Group control than current management would want you to believe.

THIS COMPANY IS DEFINITELY IN PLAY FOLKS!

It has come to our attention that NetSol Shareholders Group, LLC has begun to intensify their efforts to implement their proposed new slate of directors.

The OTC Journal, an electronic publication which has been following NetSol International since January of 1999, had some astute observations about current events in this past weekend's edition. To review this publication simply click here.

Look for the shareholders group to engage an investment bank and pursue acquiring, merging with or being acquired by another public company. According to a May 7 Business News release, two of the group's nominees, Shelly Singhal, Managing Director of Technology Investment Banking for BlueStone Capital Corp. and Donald Danks, CEO of Netgateway, Inc. (OTC BB: NGWY), are directors of NetGateway Inc. (NGWY). According to NetSol, NetGateway is the company which the group may intend to combine with NetSol, meaning Danks and Singhal would "sit on both sides of the negotiating table." Singhal told Dow Jones Newswires that NetGateway would be interested in pursuing a strategic relationship with NetSol if the alternatives would work from a business standpoint.

In March 2000, NetSol International Inc. (NTWK) was trading as high as $75 before dropping to less than $1 by March 2001. The Company is currently trading at or just under $5. In the past two years, current management has been unable to break even, let alone show a profit. The most recent 10-Q was dismal. Smallcapcenter.com's advanced research department Stockscore has risen from 36 on April 27, 2001 to 70 on May 22, 2001.

In addition to Cary Burch, the Group lists Jonathan D. Iseson, principal of Blue Water Partners, L.L.C., Gregory J. Martin, former Vice President of Emerge Corporation, Peter R. Sollenne, President and CEO of Techna Global Solutions, Inc., Timothy J. Moynagh, Senior Business Solutions Manager of Inktomi Corporation, and Eddy Verresen, founder of BSH-Belgische Struisvogelhouderij as those chosen to act on the proposed new Board of Directors.

New management intends to immediately engage an investment bank and actively pursue acquiring, merging with or being acquired by another public company. The Group is soliciting the proxies of Stockholders to remove the current Directors

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of the Company and elect the Nominees as new Directors of the Company immediately by written consent, or if necessary at a Special Meeting on Friday, June 1, 2001.

While all the information in this newsletter is public knowledge, the author feels that the common investor may not have readily available access to this information. It is the intention of the author to provide this information in the hopes that it may level the playing field for the average investor to that of the major institutions and larger trading companies.

BE SURE TO READ THE DEFINITIVE PROXY STATEMENT OF THE SHAREHOLDERS GROUP WHEN IT IS AVAILABLE, IT CONTAINS IMPORTANT INFORMATION. You can get the proxy statement, and any other relevant documents, for free at the Securities and Exchange Commission's web site at http://www.sec.gov. The definitive proxy statements will also be available free from the Group and the Company.You can obtain the identity of the participants in the solicitation and a description of their direct and indirect interests in the preliminary proxy statement filed by the Company on May 7 and the amended preliminary proxy statement filed by the Group on May 17. These documents are available for free on the Commission's web site.

All statements and expressions are the sole opinions of the editors and are subject to change without notice. A profile, description, or other mention of a company in this newsletter is neither an offer nor solicitation to buy or sell any securities mentioned and should not be construed as investment advice. DATACOM is not a registered broker-dealer and does not endorse or recommend any securities or the services of any brokerage company.

DATACOM does not represent or guarantee the accuracy of the information or statements in this newsletter. DATACOM shall not have any liability, contingent or otherwise for the accuracy, completeness, timeliness, or correct sequencing of the information herein or for any decision made or action taken by the reader in reliance upon such information. DATACOM has been paid a compensation fee of $10,000 by Baker Street Partners in connection with its services.

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